EXHIBIT 4.1

AMENDMENT NO. 2 TO RIGHTS AGREEMENT

This Amendment No. 2 to the Rights Agreement (this “Amendment”), dated as of November 11, 2014, is between Darden Restaurants, Inc. (the “Company”), and Wells Fargo Bank, National Association (the “Rights Agent”), as successor to Wachovia Bank, National Association (“Wachovia”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Rights Agreement (as defined below).

WITNESSETH:

WHEREAS, the Company and Wachovia entered into a Rights Agreement, dated as of May 16, 2005 (the “Original Agreement”);

WHEREAS, pursuant to the Amendment to the Rights Agreement, dated as of June 2, 2006, among the Company, Wachovia and the Rights Agent, the Rights Agent succeeded Wachovia as rights agent under the Original Agreement (“Amendment No. 1” and, together with the Original Agreement, the “Rights Agreement”);

WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company may from time to time supplement or amend the Rights Agreement without the approval of any holders of Right Certificates;

WHEREAS, as of the time immediately prior to the execution of this Amendment, the Distribution Date has not occurred; and

WHEREAS, the Company now wishes to amend the Rights Agreement to advance the Final Expiration Date of the Rights and the Rights Agreement as set forth herein.

NOW THEREFORE, in consideration of the mutual agreements set forth in the Rights Agreement and this Amendment No. 2 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound, do hereby agree as follows:

(1)	The definition of “Final Expiration Date” under Section 7(a) of the Rights Agreement is hereby amended by deleting the date “May 25, 2015” and inserting the date “November 28, 2014.”

(2)
The form of Rights Certificate attached as Exhibit B to the Original Agreement is hereby amended by deleting the date “May 25, 2015” in all places where such date originally appears and inserting the date “November 28, 2014” in all such places.

(3)
Except as amended pursuant to this Amendment, the Rights Agreement shall remain and continue in full force and effect in accordance with its terms until the Final Expiration Date. Upon the occurrence of the Final Expiration Date, the Rights shall expire and the Rights Agreement, as amended hereby, shall be terminated and of no further force or effect whatsoever without any further action on the part of the Company or the Rights Agent.

(4)	The Company and the Rights Agent hereby waive any notice requirements under the Rights Agreement pertaining to this Amendment or any of the matters covered by this Amendment.

(5)
This Amendment shall be effective as of the date first written above and all references to the Rights Agreement shall, from and after such time, be deemed to be references to the Rights Agreement, as amended hereby.

(6)
This Amendment shall be deemed to be a contract made under the laws of the State of Florida and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

(7)
This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.  A facsimile or .pdf signature delivered electronically shall constitute an original signature for all purposes.

(8)
By execution of this Amendment by the Company, the Company hereby directs the Rights Agent to execute this Amendment in its capacity as Rights Agent pursuant to the Rights Agreement. The officer of the Company executing this Amendment on behalf of the Company hereby as an appropriate officer of the Company certifies on behalf of the Company that this Amendment is in compliance with the terms of Section 27 of the Rights Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties to this Amendment have caused this Amendment to be duly executed, all as of the day and year first above written.

Attest:	DARDEN RESTAURANTS, INC.

By: /s/ Anthony G. Morrow	By:	/s/ Eugene I. Lee, Jr.
Name: Anthony G. Morrow	Name:	Eugene I. Lee, Jr.
Title: Assistant Secretary	Title:	Interim Chief Executive Officer and President

Attest:	WELLS FARGO BANK, NATIONAL ASSOCIATION

By: /s/ Matthew D. Paseka	By:	/s/ Andrea Severson
Name: Matthew D. Paseka	Name:	Andrea Severson
Title: Vice President	Title:	AVP - Client Services

[Signature page to Amendment No. 2 to Renewed Rights Agreement]